Exhibit 10.13

SECOND AMENDMENT TO THE
2003 INCENTIVE AWARD PLAN
OF REALTY INCOME CORPORATION

This Second Amendment (“Amendment”) to The 2003 Incentive Award Plan of Realty Income Corporation (the “Plan”) is made as of February 17, 2004 by Realty Income Corporation, a Maryland corporation (the “Company”).

W I T N E S S E TH

WHEREAS, the Board of Directors approved the Plan on March 12, 2003 and the Stockholders have approved the Plan on May 6, 2003; and

WHEREAS, the Board of Directors approved amending Section 5.1 of the Plan on May 6, 2003; and

WHEREAS, the Board of Directors of the Company has determined that it is appropriate and in the best interests of the Company to amend the Plan as set forth herein;

NOW, THEREFORE, in consideration of the foregoing recitals, the Plan is hereby amended as set forth herein:

1.                                       Capitalized terms used herein which are not otherwise defined herein but are defined in the Plan shall have the meanings given to such terms in the Plan.

2.                                       Section 11.2 of the Plan is hereby amended in its entirety to read as follows:

“11.2       Amendment, Suspension or Termination of the Plan.  Except as otherwise provided in this Section 11.2, the Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator (including, but not limited to, an amendment to the number of shares that may be subject to future awards of Restricted Stock pursuant to Section 7.3).  However, without approval of the Company’s stockholders given within 12 months before or after the action by the Administrator, no action of the Administrator may, except as provided in Section 11.3, increase the limits imposed in Section 2.1 on the maximum number of shares which may be issued under the Plan.  No amendment, suspension or termination of the Plan shall, without the consent of the Holder, alter or impair any rights or obligations under any Award theretofore granted or awarded, unless the Award itself otherwise expressly so provides.  No Awards may be granted or awarded during any period of suspension or after termination of the Plan, and in no event may any Award be granted under the Plan after the first to occur of the following events:

(a)                                  The expiration of 10 years from the date the Plan is adopted by the Board; or

(b)                                 The expiration of 10 years from the date the Plan is approved by the Company’s stockholders under Section 11.4.”